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                                                            EXHIBIT 15.1


Coopers & Lybrand's Awareness Letter

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D. C.  20549

Re:   Cabot Oil & Gas Corporation
      Registration Statement on Form S-8

We are aware that our report dated May 10, 1994 on our review of the interim consolidated financial information of Cabot Oil & Gas Corporation for the three month period ended March 31, 1994 and 1993 and included in this Form 10-Q is incorporated by reference in the Company's registration statement on Form S-8 (Registration No. 33-35478) filed with the Securities and Exchange Commission on June 25, 1990 and amended on April 26, 1993 and March 7, 1994. Pursuant to Rule 436(c) under the Securities Act of 1933, this report should not be considered a part of the registration statement prepared or certified by us within the meanings of Section 7 and 11 of the Act.



                                                            Coopers & Lybrand

Houston, Texas
May 11, 1994